THOMPSON  ATLANTA  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

HINE

June 30, 2005

Croft Funds Corporation

Canton House

300 Water Street

Baltimore, Maryland 21202

Re:

Croft Funds Corporation  - File Nos. 33-81926 and 811-08652

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 11 to the Croft Funds Corporation Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 12 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP